Exhibit 23.1

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F-1 of G Medical Innovations Holdings Ltd. of our report dated April 18, 2019 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Ziv Haft
May 17, 2019	Certified Public Accountants (Isr.)
BDO Member Firm